CERTIFICATE OF MERGER

OF

DRIFTWOOD VENTURES, INC.,
a Nevada corporation

INTO

DRIFTWOOD VENTURES, INC.,
a Delaware corporation

****************

Pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Driftwood Ventures, Inc., a Delaware corporation (“Driftwood Delaware”), and the name of the corporation being merged into this surviving corporation is Driftwood Ventures, Inc., a Nevada corporation (“Driftwood Nevada”).

SECOND: The Plan and Agreement of Merger (“Agreement of Merger”) between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware, by Driftwood Nevada, in accordance with the provisions of Section 92A.200 of the Nevada Revised Statutes, and by Driftwood Delaware, pursuant to Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is Driftwood Ventures, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of Driftwood Delaware shall be the Certificate of Incorporation of the surviving corporation until amended and changed.

FIFTH: This Certificate of Merger shall be effective upon the filing thereof with the Secretary of State of the State of Delaware.

SIXTH: The executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067.

SEVENTH: A copy of the Agreement of Merger will be furnished on request, without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Driftwood Ventures, Inc., a Delaware corporation, has caused this certificate to be signed by an authorized officer on this 20th day of December 2007.

DRIFTWOOD VENTURES, INC.,
a Delaware corporation

By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer